                                                                      EXHIBIT 11



                   OAKWOOD HOMES CORPORATION AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE

                     (in thousands, except per share data)




                                                             Three months ended      Six months ended
                                                                  March 31,              March 31,
                                                                  ---------              ---------
                                                             1998        1997        1998       1997
                                                          ---------    --------    --------    --------
Weighted average number of common
         shares outstanding                                  46,300      45,804      46,223      45,677
Less: Unearned ESOP shares                                      (86)       (127)        (91)       (132)
                                                           --------    --------    --------    --------
Weighted average number of common
         shares outstanding                                  46,214      45,677      46,132      45,545
                                                           ========    ========    ========    ========
Net income                                                 $  7,648    $ 17,714    $ 25,450    $ 32,907
                                                           ========    ========    ========    ========
Earnings per common share - basic                          $    .17    $    .39       $.55       $  .72
                                                           ========    ========    ========    ========



Weighted average number of common
         shares outstanding                                  46,300      45,804      46,223      45,677
Add: Dilutive effect of stock options
         and restricted shares, computed
          using the treasury stock method                     1,589         921       1,435       1,120
Less: Unearned ESOP shares                                      (86)       (127)        (91)       (132)
                                                           --------    --------    --------    --------
Weighted average number of common
         and common equivalent shares
         outstanding                                         47,803      46,598      47,567      46,665
                                                           ========    ========    ========    ========
Net income                                                 $  7,648    $ 17,714    $ 25,450    $ 32,907
                                                           ========    ========    ========    ========
Earnings per common share - diluted                        $    .16    $    .38       $.54     $  .71
                                                           ========    ========    ========    ========





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